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                                                                    EXHIBIT 10.6


                            SECOND OMNIBUS AMENDMENT


        This SECOND OMNIBUS AMENDMENT dated as of April 28, 1998 is between SmithKline Beecham Corporation, a Pennsylvania corporation ("SBC"), SmithKline Beecham Inc., a Canadian corporation (successor by merger to SmithKline Beecham Pharma Inc., a Canadian corporation) ("SBI"), SmithKline Beecham Properties, Inc., a Delaware corporation ("SB Properties") and SmithKline Beecham Inter-American Corporation, a Delaware corporation ("IAC") (collectively SBC, SBI, SB Properties and IAC are referred to herein as the "Vendor") and Connetics Corporation, a Delaware corporation (the "Company").

                                    RECITALS

        A. The Company and Vendor entered into an Asset Purchase Agreement dated December 2, 1996 (the "Asset Purchase Agreement") pursuant to which the Company acquired from Vendor on December 31, 1996 all rights to Ridaura(R), a pharmaceutical product;

        B. In connection with such transaction, the Company and SB Properties entered into a Stock Issuance Agreement dated December 31, 1996 (the "Equity Agreement") and the Company issued to SBC a Secured Promissory Note dated December 31, 1996, which was amended on November 11, 1997 (the "Note");

        C. On December 18, 1997, the Company and Vendor entered into an Omnibus Amendment pursuant to which certain amendments were made to the Asset Purchase Agreement, the Equity Agreement and the Note (the "December 1997 Amendment"); and

        D. The Company and Vendor wish to make certain further changes to the obligations contained in the Equity Agreement and the Note.

                                    AGREEMENT

        NOW THEREFORE, the parties hereto agree as follows:

        1. Amendment to Secured Promissory Note. Section 2 of the Note is hereby amended to read in its entirety as follows (with any undefined capitalized terms having the meanings given in the Note):

                "Maker promises to make payments of principal under this Note on the following dates (each a "Payment Date"):

              July 1, 1998             $1,100,000
              October 1, 1998          $1,100,000
              January 4, 1999          $2,500,000
              April 1, 1999            $  800,000
              July 1, 1999             $  800,000
              October 1, 1999          $  700,000
              January 3, 2000          $1,500,000


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              April 1, 2000            $1,500,000


                On each Payment Date in addition to the payment of principal set forth above for such Payment Date, the Maker shall pay the Payee interest on all principal amounts outstanding under the Note (except no interest shall accrue for the principal amounts due after January 4, 1999 until such date) for the period from the immediately prior Payment Date through the day preceding the current Payment Date at the Interest Rate (as defined below), calculated on the basis of actual days and a 360-day year. The "Interest Rate" shall be equal to the sum of (a) the prime rate as publicly announced by Citibank NA from time to time plus
        (b) 2% in the case of each Payment Date prior to and including January 4, 1999 or 3% in the case of each other Payment Date."

        2. Deferred Purchase Price. The parties acknowledge that Section 2.1(c) of the Equity Agreement (as amended by the December 1997 Amendment) resulted in a reduction in the number of shares of the Company's Common Stock otherwise issuable to SB Properties. To compensate SB Properties for this reduction, the Company agrees to pay SB Properties the amount of $308,311 within five (5) days of the execution of this Second Omnibus Amendment. Such payment shall constitute the full remaining consideration owed to SB Properties pursuant to the Equity Agreement. Therefore, the parties agree that Section 4.2 of the Asset Purchase Agreement shall remain in effect as provided in the original Asset Purchase Agreement and shall not be amended as provided in Section 1.3 of the December 1997 Amendment. Section 1.3 of the December 1997 Amendment is expressly superseded by this Section 2.

        3. Filing of S-3 Registration Statement. With regard to the registration statement on Form S-3 that the Company is obligated to file and effect pursuant to Article 3 of the Equity Agreement, the Company shall use its best efforts to prepare and file such registration statement on or before June 12, 1998, subject to the terms and conditions of Article 3 of the Equity Agreement.

        4. Miscellaneous. Except as set forth in this Second Omnibus Amendment, the provisions of the Equity Agreement, the Asset Purchase Agreement and the Note shall continue in effect without change. This Second Omnibus Amendment may be executed in counterparts.


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        IN WITNESS WHEREOF this Second Omnibus Amendment has been executed by the parties hereto as of the date first above written.

                                   SMITHKLINE BEECHAM CORPORATION


                                   By: /s/ Donald Parman
                                       -----------------------------------------
                                   Title:  Secretary


                                   SMITHKLINE BEECHAM PROPERTIES, INC.


                                   By: /s/ Donald Parman
                                       -----------------------------------------
                                   Title:  Vice President


                                   SMITHKLINE BEECHAM INC.


                                   By: /s/ Donald Parman
                                       -----------------------------------------
                                   Title:  Attorney


                                   SMITHKLINE BEECHAM INTER-AMERICAN
                                   CORPORATION


                                   By: /s/ Donald Parman
                                       -----------------------------------------
                                   Title:  Vice President


                                   CONNETICS CORPORATION


                                   By: /s/ Thomas G. Wiggans
                                       -----------------------------------------
                                   Title:  President and Chief Executive Officer


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